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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement No. 33-45673 on Form S-8 pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1997.

                                             Ernst & Young LLP

Cleveland, Ohio
June 19, 1998